 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): May 10, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2019, Amyris, Inc. (the “Company”), Amyris Brotas Fermentacao de Performance Ltda., a wholly-owned subsidiary of the Company (the “Subsidiary”), and Raizen Energia S.A. (“Raizen” and, together with the Company, the “Members”) entered into a Joint Venture Agreement (the “JV Agreement”), pursuant to which the parties agreed to form a joint venture under the name R & A Adocantes S.A., a Brazil corporation (the “JV”), and enter into agreements relating to the formation of the JV, including a Shareholders Agreement (the “SHA”).

Description of the Joint Venture Agreement

Pursuant to the JV Agreement, the Members agreed to form the JV to operate a business relating to the production, sale and commercialization of alterative sweetener products (the “JV Products”), subject to certain exceptions (the “JV Business”).

In connection with the formation of the JV, among other things, (i) the JV will construct a manufacturing facility for the production of the JV Products on land owned by Raizen and leased to the JV (the “Sweetener Plant”), (ii) the Company will grant to the JV an exclusive, royalty-free, worldwide, license to certain technology owned by the Company relevant to the JV Business for use in connection with the operation of the JV Business, and (iii) the Members will enter into the SHA setting forth the rights and obligations of the Members with respect to, and the management of, the JV.

The closing of the JV Agreement and the formation of the JV (the “Closing”) is subject to certain conditions (the “Closing Conditions”), including certain regulatory approvals and the achievement of certain technological and economic milestones relating to the Company’s existing production of its alternative sweetener product. If such conditions are not satisfied by December 31, 2019, the JV Agreement will automatically terminate. In addition, notwithstanding the satisfaction of the Closing Conditions, Raizen may, in its discretion, elect not to consummate the formation and operation of the JV. In such event, the Company will retain the right to construct and operate the Sweetener Plant.

Upon the closing of the JV, each Member will make an initial capital contribution to the JV of 2,500,000 Brazilian Reais (R$2,500,000) (the “Initial Capital Contribution”) and the JV will be owned 50% by the Company and 50% by Raizen, in each case in accordance with the SHA. In addition, within six months of the Closing, the Company will contribute to the JV its existing supply agreements related to its alternative sweetener product, subject to certain exceptions, which will thereafter be performed by the JV. In consideration of such contribution, the JV will issue to the Company, on or prior to June 30, 2020, shares of non-voting, dividend-bearing preferred stock in the JV, as described in more detail below under “Description of the Shareholders Agreement.”

Within 60 days of the Closing, the Members are required to make an aggregate cash contribution to the JV of U.S.$9,000,000, to be made by each Member in proportion to their ownership interest in the JV (the “Subsequent Capital Contribution”), which amount will be used to purchase certain fixed assets currently owned by a subsidiary of the Company and located at the site of the Company’s former joint venture with Sao Martinho S.A. in Pradopolis, Brazil for U.S.$3,000,000, as well as to pay for costs related to the removal and transportation of such assets to the site of the Sweetener Plant.

The JV Agreement includes customary representations, warrants and covenants of the parties, as well as customary terms and provisions relating to, among other things, confidentiality and indemnification. In addition, the JV Agreement provides that, subject to certain conditions and exceptions, after the Closing the Members will not conduct, directly or indirectly, activities similar or identical to the JV Business except through the JV.

The JV Agreement also provides for the lease by Raizen to the Subsidiary of certain land for the construction by the Subsidiary of a manufacturing plant for the production of certain products of the Company, as well as the entry by Raizen and the Subsidiary into several related operational agreements. In connection with such agreements, the Company agreed to provide Raizen with the right, for a period of 18 months following the Closing, to offer to acquire up to 10% of the quotas in the Subsidiary at a price equal to the book value for such quotas, which the Company may accept or reject in its discretion. In addition, the Company agreed to provide Raizen with a right of first refusal with respect to any proposed transfer or disposition of the quotas in, or business of significant assets of, the Subsidiary, subject to certain conditions and exceptions.

Description of the Shareholders Agreement

Upon the Closing, the Members will enter into the SHA, which sets forth the rights and obligations of the Members with respect to the JV, including the management thereof. Pursuant to the SHA, in connection with the formation of the JV, the Members will each contribute their respective portions of the Initial Capital Contribution and Subsequent Capital Contribution. In addition, pursuant to the SHA, the Members are required to make additional capital contributions to the JV, in proportion to their ownership in the JV, to the extent the JV is unable to operate the JV Business using funds from operations or funds from external third-party financing.

In addition, on or prior to June 30, 2020, the JV will issue certain non-voting preferred shares (the “Preferred Shares”) to the Company, which will be paid for by an in-kind contribution of the Company’s existing supply agreements related to its alternative sweetener product, subject to certain exceptions, which will thereafter be performed by the JV. The Preferred Shares will be entitled, for a period of 10 years commencing from the initial date of operation of the Sweetener Plant, to certain priority fixed cumulative dividends (the “Preferred Dividends”) including, in the event that certain technological and economic milestones are met in any fiscal quarter, a dividend equal to a percentage of the operating cash flow of the JV in such quarter.

After giving effect to the Preferred Dividends, profits from the operations of the JV, if any, will be distributed to the Members in proportion to their respective ownership of the common shares of the JV (the “Common Shares” and together with the Preferred Shares, the “Shares”).

Pursuant to the SHA, the JV will be managed by a board of directors (the “Board”) and an executive committee (the “ExeCo”). The Board will be comprised of four directors, two of which will be appointed by the Company and two of which will be appointed by Raizen. In the event any Member’s equity interest in the JV is reduced below 30%, it will lose the right to appoint one director, and if such interest is reduced below 15%, it will lose the right to appoint both directors. The ExeCo shall be comprised of 5 officers, each of which shall be elected by the Board; provided, that the directors appointed by the Company shall have the right to nominate and remove the Chief Executive Officer of the JV, provided the Company owns at least 50% of the voting power of the JV, and Raizen shall have the right to nominate and remove the Chief Financial Officer of the JV.

In accordance with the SHA, each Member will agree not to transfer its Shares, subject to certain exceptions, for a period of 4 years. After such period, (i) each Member (the “Participating Member”) will have a right of first offer and last refusal with respect to any proposed transfer of Shares by the other Member (the “Transferring Member”), subject to certain conditions and exceptions, and (ii) the Participating Member shall have the right to participate in any transfer of Shares by the Transferring Member based on its pro rata ownership in the JV. In the event of a change of control or insolvency of a Member (the “CoC Member”), the other Member shall have the right to purchase the Shares of the CoC Member based on the valuation of the JV in the context of the change of control or insolvency process. In addition, each Member will agree not to encumber their Shares without the prior written consent of the other Member.

In the event that certain technological and economic milestones are not met in any fiscal year beginning with the third fiscal year after formation of the JV and ending with the seventh fiscal year after formation of the JV, Raizen shall have the right to sell all of its Shares to the Company at a price per Share equal to the higher of the book value and the amount of Raizen’s investments in the JV, as adjusted for Raizen’s cost of capital.

The SHA also provides that, subject to certain conditions and exceptions, the Members shall not (i) conduct, directly or indirectly, activities similar or identical to the JV Business except through the JV or (ii) offer employment to or otherwise solicit or encourage any officer of the JV to leave the JV.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the closing of the transactions contemplated by the JV Agreement, the formation and operation of the JV, and related matters. These statements are subject to risks and uncertainties, including the failure of closing and other conditions to be satisfied and the failure of the JV to successfully execute its proposed business model, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 16, 2019	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary